Exhibit 10.1

RESTRUCTURING AGREEMENT

THIS RESTRUCTURING AGREEMENT dated as of September 23, 2008 (this “Agreement”), among WAVEXPRESS, INC., a Delaware corporation (the “Company”), SARNOFF CORPORATION, a New Jersey corporation (“Sarnoff”), and WAVE SYSTEMS CORP., a Delaware corporation (“Wave”).  The parties listed in the preceding sentence shall be referred to herein, each as a “Party” and, collectively, the “Parties”.

WHEREAS, pursuant to that certain Joint Venture Agreement among the Parties, dated as of October 15, 1999 (the “Joint Venture Agreement”), the Company has issued to Sarnoff 386,666 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company and 2,840,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company in consideration for the license by Sarnoff to the Company of certain patents and related intellectual property pursuant to that certain Technology and Patent License Agreement, dated October 15, 1999 (the “Sarnoff License Agreement”), among Sarnoff and the Company; and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which, among other things, (a) the provisions of the Joint Venture Agreement and the Sarnoff License Agreement will be terminated and (b) Sarnoff will convert all of its shares of Series A Preferred Stock into shares of Common Stock as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
RESTRUCTURING ARRANGEMENTS

1.1.                              Termination of Joint Venture Agreement.  The Joint Venture Agreement is hereby terminated in its entirety and, notwithstanding anything to the contrary therein, the Parties shall have no further rights, obligations or liabilities thereunder.  Any and all rights of the stockholders of the Company under any of the provisions thereof are hereby waived and terminated and such provisions shall have no further force or effect.

1.2.                              Termination of Sarnoff Agreements. The Sarnoff License Agreement is hereby terminated in its entirety and, notwithstanding anything to the contrary therein, Wavexpress and Sarnoff shall have no further rights, obligations or liabilities thereunder.  Further, the parties acknowledge and agree that that certain Development Agreement, dated October 15, 1999, by and between Sarnoff and the Company, has terminated and that the Company and Sarnoff have no further rights, obligations or liabilities thereunder.

1.3.                              Conversion of Sarnoff Preferred Stock.  Pursuant to Section 3 of the Certificate of Designations of Series A Convertible Preferred Stock of the Company, Sarnoff hereby elects to convert all of its shares of Series A Preferred Stock into Common Stock on the date hereof.  In accordance with such election, Sarnoff hereby tenders to the Company for conversion its share certificate representing all of the 2,840,000 shares of Series A Preferred

Stock held by Sarnoff.  Promptly following the execution and delivery of this Agreement by the Parties, and in full satisfaction of such conversion, the Company shall issue and deliver to Sarnoff a share certificate representing 946,667 shares of Common Stock.

1.4.                              Amended and Restated Stockholder Agreement.  Simultaneously with the execution and delivery of this Agreement, the Parties shall execute and deliver the Amended and Restated Stockholder Agreement attached hereto as Exhibit A (the “Amended and Restated Stockholder Agreement”).

1.5.                              Stockholder Consent.  Simultaneously with the execution and delivery of this Agreement, Sarnoff and Wave shall execute and deliver to the Company the Written Consent in lieu of a special meeting of the stockholders of the Company in the form of Exhibit B hereto.

ARTICLE II
MUTUAL RELEASE AND WAIVERS

2.1.                              Release by Wave and the Company.  Each of Wave and the Company, on behalf of itself and its respective agents, representatives, successors and assigns (collectively, the “Wave Parties”) hereby RELEASES AND FOREVER DISCHARGES Sarnoff and its affiliates, parents, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, the “Sarnoff Released Parties”) from all causes of action, suits, debts, obligations, claims and demands whatsoever at law, in equity or otherwise (“Claims”), which any of the Wave Parties ever had or now has or hereafter may have, including, without limitation, those Claims arising from or relating in any way to Sarnoff’s status as a stockholder of the Company and the transactions and matters contemplated by the Joint Venture Agreement and the other Operative Agreements (as defined therein) (but excluding any claims arising after the date hereof in respect of obligations under this Agreement or the Amended and Restated Stockholder Agreement).  The release contained in this Section 2.1 is effective without regard to the legal nature of the Claims raised and without regard to whether any such Claims are based upon tort, equity, implied or express contract or otherwise.

2.2.                              Release by Sarnoff.  Sarnoff, on behalf of itself and its agents, representatives, successors and assigns (collectively, the “Sarnoff Parties”) hereby RELEASES AND FOREVER DISCHARGES Wave, the Company and their respective affiliates, parents, officers, directors, shareholders, employees, consultants, representatives, successors and assigns (collectively, the “Sarnoff Released Parties”) from all Claims which any of the Sarnoff Parties ever had or now has or hereafter may have, including, without limitation, those Claims arising from or relating in any way to (a) Sarnoff’s or Wave’s status as a stockholder of the Company, (b) the transactions and matters contemplated by the Joint Venture Agreement and the other Operative Agreements (as defined therein) or (c) the financing, management, operation and other activities of the Company at any time prior to the date hereof (including, without limitation, the issuance by the Company to Wave of convertible promissory notes in an aggregate original principal amount of approximately $71,600,000) (but excluding any claims arising after the date hereof in respect of obligations under this Agreement or the Amended and Restated Stockholder Agreement).  The release contained in this Section 2.2 is effective without regard to the legal nature of the Claims raised and without regard to whether any such Claims are based upon tort, equity, implied or express contract or otherwise.

2.3.                              The Sarnoff Released Parties and the Wave Released Parties are intended to be third party beneficiaries of this Section 2 with full rights of enforcement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; TITLE TO SHARES

3.1.                              Representations and Warranties of the Parties.  Each Party represents and warrants to the other Parties that, as of the date of this Agreement:

(a)                                  Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted in all material respects.

(b)                                 Such party has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by such party of this Agreement and the consummation by such party of the Transactions have been duly authorized by all necessary corporate action on the part of such party.  This Agreement and the Amended and Restated Stockholder Agreement has been duly executed and delivered by such party and constitutes its legal, valid and binding obligations, enforceable against such party in accordance with their respective terms.

(c)                                  The execution and delivery of this Agreement and the Amended and Restated Stockholder Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of the charter, by-laws or other governing documents of such Party, each as amended to date or (ii) constitute a material violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of such Party pursuant to (A) any agreement or instrument to which the Party is a party or by which any of its properties is bound or (B) any law or legal requirement of any governmental authority.

(d)                                 No person or entity is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from such Party in connection with any of the transactions contemplated hereby.

3.2.                              Title to Shares.

(a)                                  Sarnoff represents and warrants that (i) it is the sole and exclusive owner, of record and beneficially, of 2,840,000 shares of Series A Preferred Stock, free and clear of any taxes, options, warrants, liens, purchase rights, contracts, commitments, equities, claims and demands (other than as contemplated by the Joint Venture Agreement and the Amended and Restated Stockholder Agreement) and (ii) other than as contemplated by the Joint Venture

Agreement and the Amended and Restated Stockholder Agreement, (A) it is not a party to any option, warrant, purchase right, or other contract or commitment that would require it to sell, transfer or otherwise dispose of any equity interests in the Company and (B) it is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its equity interests in the Company.  Sarnoff acknowledges that it owns of record 386,666 shares of Common Stock and that it holds such shares for the benefit certain of its current or former employees.  As between Sarnoff and the Company, Sarnoff shall be fully responsible for providing to such current or former employees any economic or other benefits that may be received by Sarnoff in respect of the shares of Common Stock and to which such current or former employees may be entitled.  Sarnoff hereby agrees to indemnify and hold harmless the Company, Wave and their respective affiliates, parents, officers, directors, shareholders, employees, consultants, representatives, successors and assigns from any and all losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of claims of any third parties asserting or alleging any ownership, economic or other rights in respect of the Common Stock.

ARTICLE IV
GENERAL

4.1.                              Amendment.  This Agreement shall not be amended except by a written instrument hereafter signed by each of the Parties.

4.2.                              Assignability.  Neither this Agreement nor any of the rights or obligations hereunder shall be assignable by any Party to any other person or entity (whether by operation of law or otherwise) without the written consent of each of the other Parties and any purported assignment in violation of this Section 4.2 shall be void ab initio.

4.3.                              Notices.  All notices, demands and other communications hereunder shall be in writing or by facsimile transmission, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by facsimile transmission, to any particular Party at the address or facsimile number for such Party set forth on the signature pages hereto.  Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above, and (iv) if sent by facsimile transmission, when dispatched.

4.4.                              Binding Effect.  Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

4.5.                              Construction.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party.

4.6.                              Headings.  Section and other headlines contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

4.7.                              Severability.  Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

4.8.                              Variation of Terms.  All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

4.9.                              Entire Understanding.  This Agreement represents the entire understanding of the Parties with reference to the transactions contemplated hereby and thereby and supercede any and all other oral or written agreements heretofore made.

4.10.                        No Third Party Beneficiaries.  Except as set forth in Section 2.3, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.11.                        Survival; Indemnity.  The covenants, representations and warranties contained herein shall survive the consummation of the transactions contemplated hereby.  Sarnoff shall indemnify the Company, Wave and their respective affiliates, parents, officers, directors, shareholders, employees, consultants, representatives, successors and assigns from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of any breach by Sarnoff of any of the covenants, representations or warranties of this Agreement or the Amended and Restated Stockholder Agreement.

4.12.                        Governing Law; Venue.  THE VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF).  WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LITIGATION SHALL BE TRIED BY A JUDGE WITHOUT A JURY.  EACH PARTY AGREES TO NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND ANY NEW YORK STATE COURT WITHIN THAT DISTRICT) AND FOR THAT PURPOSE.

4.13.                        Further Assurances.  In addition to the actions, documents and instruments specifically required to be taken or delivered by this Agreement, the Parties shall take such other actions, and execute and deliver such other documents and instruments, as any other Party may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

4.14.                        Counterpart Execution.  This Agreement may be executed in any number of counterparts (including by electronic transmisison or facsimile) with the same effect as if all of the Parties had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

[signature pages to follow]

IN WITNESS WHEREOF, the Parties have signed and entered into this Agreement as of the day first above set forth.

WAVEXPRESS, INC.

By:	/s/ Michael Sprague
Name: Michael Sprague
Title: President

Address:	179 Franklin Street
Suite 509
New York, NY 10013
Fax No.: 212-645-0191
Attn: Gerard T. Feeney, as Vice President

SARNOFF CORPORATION

By:	/s/ Robert J. Levin
Name: Robert J. Levin
Title: Vice President

Address:	201 Washington Road
CN 5300
Princeton, NJ 08543-5300
Fax: 609-720-4801
Attn: Robert J. Levin

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Name: Gerard T. Feeney
Title: Chief Financial Officer

Address:	480 Pleasant Street
Lee, MA 01238
Fax: (413) 243-0045
Attn: Gerard T. Feeney, as Chief Fiancial Officer